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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Registration Statement on Form S-1 of our report dated January 14, 2002, except as to paragraph 2 of Note 8 which is as of January 31, 2002, relating to the financial statements of diaDexus, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP


San Jose, California

February 12, 2002, except as to
paragraph 2 of Note 8 which
is as of January 31, 2002